EXHIBIT 11
CALCULATION OF EARNINGS PER COMMON SHARE
For the Quarter and Nine Months Ended February 28, 1997

                                                   Primary         Primary        Fully Diluted    Fully Diluted
                                                   Quarter       Nine Months         Quarter        Nine Months
                                                 -------------------------------------------------------------------
CSE's:
  Common Stock                                      4,100,420          4,100,420       4,100,420          4,100,420
  Series 2 Preferred (CSE)                            970,450            970,450         970,450            970,450
  Debentures (non-CSE):
    # bonds                                               189                189             189                189
    x conversion rate                                     200                200             200                200
                                                 -------------------------------------------------------------------
    # shares under bonds outstanding                   37,800             37,800          37,800             37,800
    x exercise price                                        5                  5               5                  5
                                                 -------------------------------------------------------------------
    = cash generated                                  189,000            189,000         189,000            189,000
Market price of common stock:
      Average                                         $0.1875            $0.1875
      Closing                                                                           $0.21875           $0.21875

 # treasury shares that could be repurchased        1,008,000          1,008,000         864,000            864,000
                                                 -------------------------------------------------------------------
Incremental # shares                                        0                  0               0                  0

  Warrants & options:
    # options & warrants outstanding                5,380,763          5,380,763       5,380,763          5,380,763
    x exercise price = cash generated               2,463,981          2,463,981       2,463,981          2,463,981
Market price of common stock:
      Average                                         $0.1875            $0.1875
      Closing                                                                           $0.21875           $0.21875

 # treasury shares that could be repurchased       13,141,232         13,141,232      11,263,913         11,263,913
                                                 -------------------------------------------------------------------
Incremental # shares                                        0                  0               0                  0
                                                 -------------------------------------------------------------------

Total CSE                                           4,100,420          4,100,420       4,100,420          4,100,420
                                                 ===================================================================
Debentures "if converted"                                                                 37,800             37,800
                                                 ===================================================================
EARNINGS PER SHARE
Preferred Stock Excluded:
    Net income                                        (28,537)           (43,779)        (28,537)           (43,779)
    Subtract:  preferred stock dividends               87,342            262,026          87,342            262,026
    Add:  interest expense on non-CSE debt                                                 4,489             13,466
                                                 -------------------------------------------------------------------
                                                     (115,879)          (305,805)       (111,390)          (292,339)
    Divided by #CSEs + non-CSE debt                 4,100,420          4,100,420       4,138,220          4,138,220
                                                 -------------------------------------------------------------------

        EPS                                             (0.03)             (0.07)          (0.03)             (0.07)
                                                 ===================================================================
Preferred Stock Included:
    Net income                                        (28,537)           (43,779)        (28,537)           (43,779)
    Add:  interest expense on non-CSE debt                                                 4,489             13,466
                                                 -------------------------------------------------------------------
                                                      (28,537)           (43,779)        (24,048)           (30,313)
    Divided by #CSEs + non-CSE debt                 5,070,870          5,070,870       5,108,670          5,108,670
                                                 -------------------------------------------------------------------

        EPS                                             (0.01)             (0.01)          (0.01)             (0.01)
                                                 ===================================================================

(Preferred Stock is antidilutive, so it is not included in EPS.) (Debt is determined to be non-CSE due to the interest rate test.)